Execution Version

AMENDMENT TO FUND ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) to the Fund Accounting Agreement is made as of March 27, 2018 by and between BMO Funds, Inc. (the “Corporation”) on behalf of the portfolios listed on Appendix A, as amended from time to time, (each, a “Portfolio” and collectively, the “Portfolios”) and State Street Bank and Trust Company (the “Bank”), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Fund Accounting Agreement referred to below.

WHEREAS, the Corporation and Investors Bank & Trust Company (“IBT”) entered into a Fund Accounting Agreement dated September 1, 2004, as amended (the “Fund Accounting Agreement”);

WHEREAS, IBT merged with and into the Bank, effective July 2, 2007, with the result that the Bank now provides fund accounting services under the Fund Accounting Agreement;

WHEREAS, the Corporation has requested the Bank enter into this Amendment and the Bank has agreed to do so, notwithstanding that the Fund Accounting Agreement is not identical to the form of accounting services agreement customarily entered into by the Bank as accounting agent, in order that the services to be provided to each Portfolio by the Bank, as successor by merger to IBT, may continue to be provided to each Portfolio in a consistent manner;

WHEREAS, the parties hereto wish to amend the Fund Accounting Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Amendments.

Appendix A to the Fund Accounting Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2.	Miscellaneous.

(a)        As amended and supplemented hereby, the Fund Accounting Agreement shall remain in full force and effect.

(b)        This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

BMO FUNDS, INC.

By:	/s/ John M. Blaser
Name: John M. Blaser
Title: President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

Information Classification: Limited Access

APPENDIX A

Portfolio

BMO Pyrford International Stock Fund

BMO LGM Emerging Markets Equity Fund

BMO Global Low Volatility Equity Fund

BMO Alternative Strategies Fund

BMO Disciplined International Equity Fund

BMO Global Long/Short Equity Fund

BMO Low Volatility Equity Fund

BMO Dividend Income Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Core Fund

BMO Small-Cap Growth Fund

BMO Ultra Short Tax-Free Fund

BMO Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Intermediate Tax-Free Fund

BMO Strategic Income Fund

BMO TCH Corporate Income Fund

BMO TCH Core Plus Bond Fund

BMO High Yield Bond Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Prime Money Market Fund

BMO Institutional Prime Money Market Fund

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund

BMO In-Retirement Fund

BMO Target Retirement 2015 Fund

BMO Target Retirement 2020 Fund

BMO Target Retirement 2025 Fund

BMO Target Retirement 2030 Fund

BMO Target Retirement 2035 Fund

BMO Target Retirement 2040 Fund

BMO Target Retirement 2045 Fund

BMO Target Retirement 2050 Fund

BMO Target Retirement 2055 Fund

Information Classification: Limited Access